EXHIBIT 23.3

Consent of Independent Auditor

We  consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of PAR Technology Corporation of our report dated April 20, 2021, relating to the consolidated financial statements of Punchh, Inc. appearing in the Current Report on Form 8-K/A filed by PAR Technology Corporation as filed on June 24, 2021.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ SingerLewak LLP

San Jose, CA
August 30, 2021